Exhibit 99.1

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees of

American Financial Realty Trust:

We have audited the accompanying consolidated balance sheets of American Financial Realty Trust and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2007.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Financial Realty Trust and subsidiaries as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

KPMG LLP

Philadelphia, Pennsylvania

February 26, 2008

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED BALANCE SHEETS

December 31, 2007 and December 31, 2006

(In thousands, except share and per share data)

	December 31,	December 31,
	2007	2006
Assets:
Real estate investments, at cost:
Land	$312,232	$333,716
Land held for development	10,528	14,632
Buildings and improvements	1,844,805	1,947,977
Equipment and fixtures	264,539	283,704
Leasehold interests	18,930	16,039
Investment in joint venture	16,331	21,903
Total real estate investments, at cost	2,467,365	2,617,971
Less accumulated depreciation	(358,833)	(297,371)
Total real estate investments, net	2,108,532	2,320,600
Cash and cash equivalents	124,848	106,006
Restricted cash	125,786	76,448
Marketable investments and accrued interest	2,675	3,457
Pledged treasury securities, net	88,658	32,391
Tenant and other receivables, net of allowance	67,499	62,946
Prepaid expenses and other assets	20,926	32,191
Assets held for sale	359,294	594,781
Intangible assets, net of accumulated amortization of $84,357 and $70,044	271,294	314,753
Deferred costs, net of accumulated amortization of $28,519 and $20,070	61,866	62,591
Total assets	$3,231,378	$3,606,164

Liabilities and Shareholders’ Equity:
Mortgage notes payable	$1,436,248	$1,557,313
Credit facilities	195,363	212,609
Convertible notes, net	446,551	446,343
Accounts payable	2,453	7,246
Accrued interest expense	15,593	15,601
Accrued expenses and other liabilities	45,052	58,940
Dividends and distributions payable	25,021	25,328
Below-market lease liabilities, net of accumulated amortization of $11,994 and $10,874	43,660	57,173
Deferred revenue	264,738	179,456
Liabilities related to assets held for sale	142,902	247,798
Total liabilities	2,617,581	2,807,807
Minority interest	7,380	12,393
Shareholders’ equity:
Preferred shares, 100,000,000 shares authorized at $0.001 per share, no shares issued and outstanding at December 31, 2007 and 2006, respectively	—	—
Common shares, 500,000,000 shares authorized at $0.001 per share, 132,147,856 issued and 128,510,395 outstanding at December 31, 2007 and 130,966,141 issued and outstanding at December 31, 2006	132	131
Capital contributed in excess of par	1,395,858	1,389,827
Accumulated deficit	(747,504)	(599,596)
Common shares held in treasury at cost, 3,637,461 shares at December 31, 2007	(34,990)	—
Accumulated other comprehensive loss	(7,079)	(4,398)
Total shareholders’ equity	606,417	785,964
Total liabilities and shareholders’ equity	$3,231,378	$3,606,164

See accompanying notes to consolidated financial statements.

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2007, 2006 and 2005

	Year Ended December 31,
	2007	2006	2005
Revenues:
Rental income	$239,114	$226,917	$198,752
Operating expense reimbursements	133,786	161,857	150,436
Total revenues	372,900	388,774	349,188
Expenses:
Property operating expenses:
Ground rents and leasehold obligations	14,266	14,218	12,938
Real estate taxes	39,885	39,398	32,639
Utilities	39,496	51,756	45,609
Property and leasehold impairments	1,880	10,416	144
Other property operating expenses	85,776	97,813	84,893
Direct billable expenses	6,973	6,014	3,710
Total property operating expenses	188,276	219,615	179,933
Marketing, general and administrative	19,483	25,110	25,364
Amortization of deferred equity compensation	4,471	8,687	10,411
Repositioning	—	9,065	—
Merger costs	399	—	—
Severance and related accelerated amortization of deferred compensation	5,000	21,917	4,503
Interest expense on mortgages and other debt	128,423	132,459	111,399
Depreciation and amortization	119,556	113,100	104,590
Total expenses	465,608	529,953	436,200
Interest and other income	11,728	6,315	3,839
Loss before net gain on sale of land, equity in loss from joint venture, net loss on investments, minority interest and discontinued operations	(80,980)	(134,864)	(83,173)
Gain on sale of land	782	2,043	1,596
Equity in loss from joint venture	(2,878)	(1,397)	—
Net loss on investments	—	—	(530)
Loss from continuing operations before minority interest	(83,076)	(134,218)	(82,107)
Minority interest	1,174	2,731	2,175
Loss from continuing operations	(81,902)	(131,487)	(79,932)
Discontinued operations:
Loss from operations before yield maintenance fees, net of minority interest of $529, $1,805 and $2,871 for the years ended December 31, 2007, 2006 and 2005, respectively	(42,741)	(80,258)	(33,310)
Yield maintenance fees and gains on extinguishment of debt, net of minority interest of $(84), $15,564 and $16 for the years ended December 31, 2007, 2006 and 2005, respectively	5,870	(46,409)	(567)
Net gains on disposals, net of minority interest of $905, $74,046 and $562 for the years ended December 31, 2007, 2006 and 2005 respectively	69,262	237,556	20,194
Income (loss) from discontinued operations	32,391	110,889	(13,683)
Net loss	$(49,511)	$(20,598)	$(93,615)
Basic and diluted income (loss) per share:
From continuing operations	$(0.65)	$(1.03)	$(0.67)
From discontinued operations	0.26	0.86	(0.11)
Total basic and diluted loss per share	$(0.39)	$(0.17)	$(0.78)

See accompanying notes to consolidated financial statements.

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY AND

COMPREHENSIVE INCOME

Years Ended December 31, 2007, 2006 and 2005

(In thousands, except share and per share data)

			Capital			Accumulated
	Shares of	Common	Contributed			Other
	Beneficial	Shares	in Excess of	Treasury	Accumulated	Comprehensive
	Interest	at Par	par	Stock	Deficit	Income (Loss)	Total
Balance, December 31, 2004	111,001,935	$111	$1,113,516	$—	$(229,380)	$(14,288)	$869,959
Net loss	—	—	—	—	(93,615)	—	(93,615)
Other comprehensive income (loss):
Reclassification adjustment for net losses incurred on hedges reclassified into operations	—	—	—	—	—	3,303	3,303
Realized gain on derivatives	—	—	—	—	—	4,771	4,771
Unrealized loss on available for sale securities	—	—	—	—	—	(126)	(126)
Minority interest allocation	—	—	—	—	—	(281)	(281)
Total comprehensive loss	—	—	—	—	—	—	(85,948)
Issuance of common shares, net of expenses	16,767,385	16	242,825	—	—	—	242,841
Exercised options of common shares	186,524	1	1,862	—	—	—	1,863
Conversion of Operating Partnership units into common shares	185,755	—	6	—	—	—	6
Dividends declared at $1.08 per share	—	—	—	—	(134,318)	—	(134,318)
Issuance of restricted shares	570,582	1	(1)	—	—	—	—
Amortization of deferred equity compensation	—	—	13,440	—	—	—	13,440
Balance, December 31, 2005	128,712,181	129	1,371,648	—	(457,313)	(6,621)	907,843
Cumulative effect of adopting SAB No. 108	—	—	—	—	(2,101)	—	(2,101)
Net loss	—	—	—	—	(20,598)	—	(20,598)
Other comprehensive income (loss):
Reclassification adjustment for net losses incurred on hedges reclassified into operations	—	—	—	—	—	2,331	2,331
Minority interest allocation	—	—	—	—	—	(108)	(108)
Total comprehensive loss	—	—	—	—	—	—	(20,476)
Exercised options of common shares	118,515	—	1,185	—	—	—	1,185
Conversion of Operating Partnership units into common shares	1,142,742	2	3,690	—	—	—	3,692
Dividends declared at $0.92 per share	—	—	—	—	(119,584)		(119,584)
Issuance of restricted shares	992,703	—	273	—	—	—	273
Amortization of deferred equity compensation	—	—	13,031	—	—	—	13,031
Balance, December 31, 2006	130,966,141	131	1,389,827	—	(599,596)	(4,398)	785,964
Net loss	—	—	—	—	(49,511)	—	(49,511)
Other comprehensive income (loss):
Reclassification adjustment for net losses incurred on hedges reclassified into operations	—	—	—	—	—	(2,705)	(2,705)
Minority interest allocation	—	—	—	—	—	24	24
Total comprehensive loss	—	—	—	—	—	—	(52,192)
Purchase of Treasury Stock	—	—	—	(34,990)	—	—	(34,990)
Conversion of Operating Partnership units into common shares	517,106	—	1,333	—	—	—	1,333
Dividends declared at $0.76 per share	—	—	—	—	(98,397)		(98,397)
Issuance of restricted shares	664,609	1	227	—	—	—	228
Amortization of deferred equity compensation	—	—	4,471	—	—	—	4,471
Balance, December 31, 2007	132,147,856	$132	$1,395,858	$(34,990)	$(747,504)	$(7,079)	$606,417

See accompanying notes to consolidated financial statements.

AMERICAN FINANCIAL REALTY TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2007, 2006 and 2005

(In thousands)

	Year Ended December 31,
	2007	2006	2005
Cash flows from operating activities:
Net loss	$(49,511)	$(20,598)	$(93,615)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	108,047	137,420	138,990
Minority interest	(714)	53,946	(4,500)
Amortization of leasehold interests and intangible assets, net	24,748	36,351	38,887
Amortization of acquired leases to rental income	1,533	1,160	(120)
Amortization of deferred financing costs	6,872	13,708	12,656
Amortization of deferred compensation	4,471	13,031	13,440
Amortization of discount on pledged treasury securities	(2,385)	(359)	—
Non-cash compensation charge	228	273	262
Straight line rent adjustment	22,639	19,316	23,713
Impairment charges	36,870	65,116	3,581
Equity in loss from unconsolidated joint venture	2,878	1,397	—
Net gain on sales of properties and lease terminations	(73,925)	(315,077)	(23,006)
Gain on extinguishment of debt	(8,252)	—	—
Net loss on sales of investments	—	—	530
Payments received from tenants for lease terminations	4,949	1,947	440
Payment of capitalized leasing costs	(7,978)	(18,154)	(8,404)
Decrease (increase) in operating assets:
Restricted cash	(41,043)	(3,792)	(17,646)
Tenant and other receivables, net	(2,311)	(12,768)	(8,663)
Prepaid expenses and other assets	9,543	(2,777)	(81)
Increase (decrease) in operating liabilities:
Accounts payable	(6,429)	4,447	(709)
Accrued expenses and other liabilities	(23,980)	(3,034)	(10,469)
Deferred revenue and tenant security deposits	61,988	1,758	15,351
Net cash provided by (used in) operating activities	68,238	(26,689)	80,637
Cash flows from investing activities:
Payments for acquisitions of real estate investments, net of cash acquired	(78,484)	(192,669)	(806,951)
Capital expenditures and leasehold costs	(50,893)	(50,043)	(41,559)
Proceeds from sales of real estate and non-real estate assets	335,740	1,421,613	125,583
(Increase) decrease in restricted cash	(8,965)	590	1,601
Investment in joint venture	—	(23,300)	—
Distribution received from joint venture	2,887	—	—
Sales and maturities of investments	4,999	1,116	21,240
Purchases of investments	(58,526)	(33,082)	(659)
Net cash provided by (used in) investing activities	146,758	1,124,225	(700,745)
Cash flows from financing activities:
Repayments of mortgages, bridge notes payable and credit facilities	(388,418)	(1,207,580)	(594,063)
Proceeds from mortgages, bridge notes payable and credit facilities	332,923	327,878	1,108,652
Payment to acquire treasury stock	(34,990)	—	—
Payments for deferred financing costs, net	(4,237)	(2,118)	(838)
Proceeds from common share issuances, net	—	1,185	244,442
Redemption of Operating Partnership units	—	—	(4,405)
Contributions by limited partners	—	—	353
Dividends and distributions	(101,432)	(221,140)	(134,395)
Net cash (used in) provided by financing activities	(196,154)	(1,101,775)	619,746
Increase (decrease) in cash and cash equivalents	18,842	(4,239)	(362)
Cash and cash equivalents, beginning of year	106,006	110,245	110,607
Cash and cash equivalents, end of year	$124,848	$106,006	$110,245
Supplemental cash flow and non-cash information:
Cash paid for interest	$134,116	$248,170	$166,533
Cash paid for income taxes	$—	$687	$24
Debt assumed in real estate acquisitions	$—	$—	$78,645
Debt assumed by purchaser in sale of real estate	$186,106	$66,121	$—
Non-cash acquisition costs	$—	$—	$2,367

See accompanying notes to consolidated financial statements.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2007, 2006 and 2005

(In thousands, except share, per share, buildings and square feet data)

(1) The Company

American Financial Realty Trust (the Company) is a self-administered and self-managed real estate investment trust (REIT). The Company was formed as a Maryland REIT on May 23, 2002 to acquire and operate properties leased primarily to regulated financial institutions. The Company acquires corporate-owned real estate assets, primarily bank branches and office buildings from financial institutions, and owns and manages such assets principally under long-term, triple net leases.

The Company’s interest in its properties is held through its operating partnership, First States Group, L.P. (the Operating Partnership). The Company is the sole general partner of the Operating Partnership and held a 98.6% interest in the Operating Partnership as of December 31, 2007. There were 1,823,928 Operating Partnership units outstanding as of December 31, 2007.

On September 10, 2002, AFR commenced operations upon completing a private placement of common shares of beneficial interest, and through its Operating Partnership, acquired substantially all of the assets, liabilities, and operations of American Financial Real Estate Group (AFREG or the Predecessor) in a business combination accounted for under Staff Accounting Bulletin Topic 5g with carryover basis for the portion of the net assets acquired from the majority shareholder/general partner and his affiliates and fair value for the remaining portion of the net assets acquired from all other investors (the Formation Transaction).

The Company operates in one segment, and focuses on acquiring, operating and leasing properties to regulated financial institutions. Rental income from Bank of America, N.A., State Street Corporation and Wachovia Bank, N.A., or their respective affiliates, represented the following percentages of total rental income for the respective periods. The State Street Financial Center occupied by State Street Corporation was sold in December 2006.

	Year Ended
	December 31,
	2007	2006	2005
Bank of America, N.A.	36%	29%	32%
State Street Corporation	—%	18%	19%
Wachovia Bank, N.A.	15%	12%	15%

No other tenant represented more than 10% of rental income for the periods presented.

On November 2, 2007, the Company entered into an agreement to be acquired by Gramercy Capital Corp. At the effective time of the merger, each of the issued and outstanding common shares of beneficial interest of the Company will be converted into the right to receive $5.50 in cash and 0.12096 of a share of common stock of Gramercy.

(2) Summary of Significant Accounting Policies

(a)  Basis of Accounting

The accompanying consolidated financial statements of the Company are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)  Principles of Consolidation

The Company consolidates its accounts and the accounts of the majority-owned and controlled Operating Partnership and reflects the remaining interest in the Operating Partnership as minority interest. The Operating Partnership holds and consolidates its majority or controlling interests in the other partnerships and reflects the remaining ownership interests within minority interest. All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company applies the provisions of Financial Accounting Standards Board (FASB) Interpretation No.46R (FIN 46R), “Consolidation of Variable Interest Entities.” FIN 46R addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and whether it should consolidate the entity. The Company has an interest in one variable interest entity and includes the accounts of this entity in the consolidated financial statements as the Company is the primary beneficiary of this entity.

The Company accounts for the investment in a joint venture using the equity method of accounting. The Company has evaluated its investment in the joint venture and has concluded that it is not a variable interest entity as defined by FIN 46R. The Company does not control the joint venture, since all major decisions of the partnership, such as the sale, refinancing, expansion or rehabilitation of any property, require the approval of all partners and voting rights and the sharing of profits and losses are in proportion to the ownership percentages of each partner. This investment was recorded initially at the Company’s cost and subsequently adjusted for the Company’s share of net equity in income (loss) and will be adjusted for cash contributions and distributions.

(c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management makes significant estimates regarding revenue recognition, investments in real estate, purchase price allocations and derivative financial instruments and hedging activities.

(d) Reclassifications

Certain amounts have been reclassified in the prior periods to conform to the current period presentation.

(e) Real Estate Investments

The Company records acquired real estate at cost. Depreciation is computed using the straight-line method over the estimated useful life of 40 years for buildings, five to ten years for building equipment and fixtures, and the lesser of the useful life or the remaining lease term for tenant improvements and leasehold interests. Maintenance and repairs expenditures are charged to expense as incurred.

In leasing office space, the Company may provide funding to the lessee through a tenant allowance. In accounting for tenant allowances, the Company determines whether the allowance represents funding for the construction of leasehold improvements and evaluates the ownership, for accounting purposes, of such improvements. If the Company is considered the owner of the leasehold improvements for accounting purposes, the Company capitalizes the amount of the tenant allowance and depreciates it over the shorter of the useful life of the leasehold improvements or the lease term. If the tenant allowance represents a payment for a purpose other than funding leasehold improvements, or in the event the Company is not considered the owner of the improvements for accounting purposes, the allowance is considered to be a lease incentive and is recognized over the lease term as a reduction of rental revenue. Factors considered during this evaluation usually include (i) who holds legal title to the improvements, (ii) evidentiary requirements concerning the spending of the tenant allowance, and (iii) other controlling rights provided by the lease agreement (e.g. unilateral control of the tenant space during the build-out process). Determination of the accounting for a tenant allowance is made on a case-by- case basis, considering the facts and circumstances of the individual tenant lease.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(f) Impairment of Long Lived Assets

The Company follows Statement of Financial Accounting Standard (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which establishes a single accounting model for the impairment or disposal of long-lived assets. SFAS No. 144 requires that the operations related to properties that have been sold or properties that are intended to be sold be presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet.

During the three months ended March 31, 2008, the Company sold or held for sale 28 investment properties owned by the Company that had not been classified as held for sale during the three months ended March 31, 2007.  The results of operations from such properties have been reclassified as income (loss) from discontinued operations for the three months ended March 31, 2007 in the condensed consolidated financial statements. The net effect of these reclassifications resulted in a decrease in income from discontinued operations of $1,727 for the three months ended March 31, 2007. In addition, the Company reclassified 17 investment properties owned by the company that had been classified as held for sale as of March 31, 2007 to held for investment as of March 31, 2008. The results of operations from such properties have been reclassified as income (loss) from discontinued operations for the three months ended March 31, 2007 in the condensed consolidated financial statements. These reclassifications do not have an effect on the Company’s previously reported net income. The net effect of these reclassification resulted in an increase in income from discontinued operations of $156 for the three months ended March 31, 2007 in the condensed consolidated financial statements.

The Company reviews the recoverability of the property’s carrying value, when circumstances indicate a possible impairment of the value of a property. The review of recoverability is based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates consider factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment exists due to the inability to recover the carrying value of a property, an impairment loss is recorded to the extent that the carrying value exceeds the estimated fair value of the property for properties to be held and used and fair value less estimated cost to dispose for assets held for sale. These assessments have a direct impact on net income because recording an impairment loss results in an immediate negative adjustment to net income.

(g) Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

(h) Restricted Cash

Restricted cash includes amounts escrowed pursuant to mortgage agreements for insurance, taxes, repairs and maintenance, tenant improvements, interest, and debt service and amounts held as collateral under security and pledge agreements relating to leasehold interests.

(i)  Marketable Investments and Accrued Interest

Marketable investments consist of shares in an institutional mutual fund that invests in short-term money market instruments. The Company has classified these investments as available-for-sale and recorded them at fair value. These short-term investments had a cost basis of $2,353, of which $233 are related to assets held for sale, and $3,005 as of December 31, 2007 and 2006, respectively, and were pledged as collateral for obligations related to leases and leasehold interest liabilities. Additionally, the Company has accrued interest income on these investments of $555 and $452 as of December 31, 2007 and 2006, respectively.

In the year ended December 31, 2005, the Company liquidated a prior investment in another institutional mutual fund that invested primarily in mortgage-backed securities, realizing a loss of $530.

The following table provides information regarding the sale of marketable investments:

	Year Ended December 31,
	2007	2006	2005
Gross proceeds from sales	$858	$451	$21,240
Gross realized losses	—	—	$530

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(j)  Pledged treasury securities

The Company maintains a portfolio of treasury securities that are pledged to provide principal and interest payments for mortgage debt previously collateralized by properties in its real estate portfolio. These securities are carried at amortized cost because the Company has both positive intent and the ability to hold the securities to maturity. These securities have a fair value of $93,584 and $32,811 at December 31, 2007 and 2006, respectively, and unrealized gains of $4,926 and $420 at December 31, 2007 and 2006, respectively, and have maturities that extend through November 2013.

(k) Tenant and Other Receivables

Tenant and other receivables are primarily derived from the rental income that each tenant pays in accordance with the terms of its lease, which is recorded on a straightline basis over the initial term of the lease. Since many leases provide for rental increases at specified intervals, straightline basis accounting requires the Company to record a receivable, and include in revenues, unbilled rent receivables that will only be received if the tenant makes all rent payments required through the expiration of the initial term of the lease. Tenant and other receivables also include receivables related to tenant reimbursements for common area maintenance expenses and certain other recoverable expenses that are recognized as revenue in the period in which the related expenses are incurred.

Tenant and other receivables are recorded net of the allowances for doubtful accounts. The Company continually reviews receivables related to rent, tenant reimbursements and unbilled rent receivables and determines collectibility by taking into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectibility of a receivable is in doubt, the Company increases the allowance for uncollectible accounts or records a direct write-off of the receivable in the consolidated statements of operations.

During the fourth quarter of 2005, the Company discovered that rental income related to one master lease agreement was being straightlined for a period six months longer than the actual lease term. The Company has evaluated, on both the qualitative and quantitative basis, the impact of this adjustment and concluded that it is not significant to the financial statements for the interim periods during and for the years ended December 31, 2005 and 2004. During the year ended December 31, 2005, the Company recorded $922 of additional rental income to adjust deferred straightline rent to the proper balance.

(l)  Prepaid Expenses and Other Assets

The Company makes payments for certain expenses such as insurance and property taxes in advance of the period in which it receives the benefit. These payments are classified as prepaid expenses and amortized over the respective period of benefit relating to the contractual arrangement. The Company also escrows deposits related to pending acquisitions and financing arrangements, as required by a seller or lender, respectively. Prepaid acquisition costs represent a portion of the total purchase price of a property and are reclassified into real estate investments and related intangible assets, as appropriate, at the time the acquisition is completed. If such costs are related to an acquisition that will not be consummated and the deposit is not recoverable, the respective amounts are recorded as broken deal costs in the accompanying consolidated statements of operations. Costs prepaid in connection with securing financing for a property are reclassified into deferred costs at the time the transaction is completed.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(m) Intangible Assets

Pursuant to SFAS No. 141, “Business Combinations,” the Company follows the purchase method of accounting for all business combinations. To ensure that intangible assets acquired and liabilities assumed in a purchase method business combination should be recognized and reported apart from goodwill, the Company ensures that the applicable criteria specified in SFAS No. 141 are met.

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, buildings on an as-if vacant basis, equipment and tenant improvements. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquired leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.

Above-market and below-market in-place lease values for properties acquired are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amount to be paid pursuant to each in-place lease and management’s estimate of the fair market lease rate for each such in-place lease, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered by management in its analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, management includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which primarily ranges from six to 18 months. Management also estimates costs to execute similar leases including leasing commissions, legal and other related expenses.

The aggregate value of intangibles related to customer relationships is measured based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the tenant. Characteristics considered by management in determining these values include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases is amortized to expense over the initial term of the respective leases, which range primarily from two to 20 years. The value of customer relationship intangibles is amortized to expense over the initial term and any renewal periods in the respective leases, but in no event does the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminates its lease, the unamortized portion of the in-place lease value and customer relationship intangibles is charged to expense.

In making estimates of fair values for purposes of allocating purchase price, management utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. Management also considers information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying consolidated balance sheets are substantially complete; however, there are certain items that we will finalize once we receive additional information. Accordingly, these allocations are subject to revision when final information is available, although we do not expect future revisions to have a significant impact on our financial position or results of operations.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          Intangible assets and acquired lease obligations consist of the following:

	December 31,
	2007	2006
Intangible assets:
In-place leases, net of accumulated amortization of $59,222 and $51,260	$163,760	$221,452
Customer relationships, net of accumulated amortization of $21,539 and $17,565	137,364	154,375
Above-market leases, net of accumulated amortization of $16,379 and $13,198	9,931	14,826
Goodwill	700	700
Amounts related to assets held for sale, net of accumulated amortization of $12,783 and $11,979	(40,461)	(76,600)
Total intangible assets	$271,294	$314,753
Intangible liabilities:
Below-market leases, net of accumulated amortization of $14,388 and $13,475	$54,640	$63,586
Amounts related to liabilities held for sale, net of accumulated amortization of $2,394 and $2,601	(10,980)	(6,413)
Total intangible liabilities	$43,660	$57,173

          The following table provides the weighted-average amortization period as of December 31, 2007 for intangible assets and liabilities and the projected amortization expense for the next five years:

	Weighted-
	Average
	Amortization
	Period	2008	2009	2010	2011	2012
In-place leases	15.5	$15,734	$15,023	$13,445	$12,533	$11,345
Customer relationships	35.3	4,917	4,874	4,840	4,771	4,144
Total to be included in depreciation and amortization expense		$20,651	$19,897	$18,285	$17,304	$15,489
Above-market lease assets	7.1	$(3,488)	$(2,648)	$(2,054)	$(751)	$(288)
Below-market lease liabilities	30.0	2,467	2,335	2,007	1,716	1,726
Total to be included in (deducted from) rental revenue		$(1,021)	$(313)	$(47)	$965	$1,438

          During the year ended December 31, 2005, the Company discovered that certain depreciable assets, primarily intangible assets, were being amortized over the improper useful lives within two real estate portfolios. The Company has evaluated, on both the qualitative and quantitative basis, the impact of this adjustment and concluded that it is not significant to the financial statements for the interim periods during and for the year ended December 31, 2005. During the year ended December 31, 2005, the Company recorded $865 of additional amortization expense to adjust accumulated amortization to the proper balances.

      (n) Deferred Costs

          The Company has deferred certain expenditures related to the leasing and financing of certain properties. Direct costs of leasing, including internally capitalized payroll costs associated with leasing activities, are deferred and amortized over the terms of the underlying leases. Subsequent to 2005, direct costs of financings are deferred and amortized over the terms of the underlying financing agreements using an effective interest methodology. Prior to 2005, the Company amortized deferred financing costs to interest expense on a straightline basis. The Company has evaluated, on both the qualitative and quantitative basis, the impact of this adjustment and concluded that it is not significant to the financial statements for the interim periods during and for the year ended December 31, 2005. During the year ended December 31, 2005, the Company recorded $508 of additional interest expense to adjust net deferred costs to the proper balances.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

     (o) Leasehold Interests

          Leasehold interest assets and liabilities are recorded based on the difference between the fair value of management’s estimate of the net present value of cash flows expected to be paid and earned from the subleases over the non-cancelable lease terms and any payments received in consideration for assuming the leasehold interests. Factors used in determining the net present value of cash flows include contractual rental amounts, costs of tenant improvements, costs of capital expenditures and amounts due under the corresponding operating lease assumed. Amounts allocated to leasehold interests, based on their respective fair values, are amortized on a straightline basis over the remaining lease term.

      (p) Transfer of financial assets and extinguishment of liabilities

          The Company follows Statement of Financial Accounting Standards (SFAS) No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” which establishes an accounting model for the derecognition of transferred assets and liabilities. The Company applies the provisions of SFAS No. 140 when the Company enters into a defeasance transaction in which the Company will unencumber a property from a mortgage note prior to the property’s disposal. To effect this transaction, the Company will purchase and substitute a secured interest in treasury securities for the property that originally served as collateral under a mortgage note agreement. For transactions that meet the criteria of SFAS No. 140, the Company will derecognize the transferred assets and liability (“legal defeasance”). For defeasance transactions that do not meet the criteria of SFAS No. 140, the Company will continue to report the securities and liability on its consolidated balance sheet (“in-substance defeasance”).

      (q) Accounting for Derivative Financial Investments and Hedging Activities

          The Company uses derivatives to hedge, fix and cap interest rate risk and accounts for its derivative and hedging activities using SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, which requires all derivative instruments to be carried at fair value on the balance sheet.

          Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, are considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. The Company only engages in cash flow hedges.

          Under cash flow hedges, derivative gains and losses not considered highly effective in hedging the change in expected cash flows of the hedged item are recognized immediately in the consolidated statements of operations. For hedge transactions that do not qualify for the short-cut method, at the hedge’s inception and on a regular basis thereafter, a formal assessment is performed to determine whether changes in the fair values or cash flows of the derivative instruments have been highly effective in offsetting changes in cash flows of the hedged items and whether they are expected to be highly effective in the future. The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction. Cash flow hedges that are considered highly effective are accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Amounts are reclassified from other comprehensive income to the statements of operations in the period or periods the hedged forecasted transaction affects earnings. At December 31, 2007 and 2006, there were no open derivative positions.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      (r) Comprehensive Income (Loss)

          Comprehensive income (loss) is recorded in accordance with the provisions of SFAS No. 130, “Reporting Comprehensive Income.” SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income (loss) is comprised of net income, changes in unrealized gains or losses on derivative financial instruments and unrealized gains or losses on available-for-sale securities. The Company enters into derivative agreements to hedge the variability of cash flows related to forecasted interest payments associated with obtaining certain financings in order to fix interest rates and maintain expected returns. The Company incurs a loss on derivative agreements, if interest rates decline, or a gain if interest rates rise, during the period between the derivative inception date and derivative settlement date. Unrealized gains and losses on derivatives are amortized into interest expense in the consolidated statements of operations over the life of the underlying debt.

      (s) Revenue Recognition

          Rental income from leases is recognized on a straightline basis regardless of when payments are due. Certain lease agreements also contain provisions that require tenants to reimburse the Company for real estate taxes, common area maintenance costs and the amortized cost of capital expenditures with interest. Such amounts are included in both revenues and operating expenses when the Company is the primary obligor for these expenses and assumes the risks and rewards of a principal under these arrangements. Under leases where the tenant pays these expenses directly, such amounts are not included in revenues or expenses.

          Deferred revenue represents rental revenue and management fees received prior to the date earned. Deferred revenue also includes rental payments received in excess of rental revenues recognized as a result of straightline basis accounting.

          Other income includes fees paid by tenants to terminate their leases, which are recognized when fees due are determinable, no further actions or services are required to be performed by the Company, and collectibility is reasonably assured. In the event of early termination, the unrecoverable net book values of the assets or liabilities related to the terminated tenant are recognized as depreciation and amortization expense in the period of termination.

          During the three months ended June 30, 2007, the Company concluded that payments received from a tenant in the amounts of $1,128 and $374, which were received and recognized as income during the quarters ended December 31, 2006 and March 31, 2007, respectively, should have been deferred and amortized over the remaining lease term. The Company has evaluated, on both a quantitative and qualitative basis, the impact of this adjustment on the prior period interim and annual statements, and concluded that it is not material to those financial statements. This analysis was performed in accordance with SAB No. 99 and SAB No. 108 and included, among other factors, the impact these errors had on the Company’s net income (loss) and loss from continuing operations for the interim periods affected, as well as the impact on the estimated net loss for the 12 months ended December 31, 2007. During the three months ended June 30, 2007, the Company corrected the error by recording an adjustment of $1,502, primarily through a reduction of other income.

      (t) Sales of Real Estate Properties

          The Company recognizes sales of real estate properties only upon closing, in accordance with SFAS No. 66, “Accounting for Sales of Real Estate” (SFAS No. 66). Payments received from purchasers prior to closing are recorded as deposits. Profit on real estate sold is recognized using the full accrual method upon closing when the collectibility of the sales price is reasonably assured and the Company is not obligated to perform significant activities after the sale. Profit may be deferred in whole or part until the sale meets the requirements of profit recognition on sales of real estate under SFAS No. 66.

      (u) Rent Expense

          Rent expense is recognized on a straightline basis regardless of when payments are due. Accrued expenses and other liabilities in the accompanying consolidated balance sheets include an accrual for rental expense recognized in excess of amounts currently due. For the years ended December 31, 2007, 2006 and 2005 rent expense related to leasehold interests, which is included in property operating expenses, and rent expense related to office rentals, which is included in marketing, general and administrative expense, totaled $15,244, $16,201 and $14,947, respectively.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      (v) Income Taxes

          The Company has elected to qualify as a REIT under Sections 856-860 of the Internal Revenue Code and intends to remain so qualified. Earnings and profits, which determine the taxability of distributions to shareholders, will differ from net income reported for financial reporting purposes due to differences in cost basis, differences in the estimated useful lives used to compute depreciation, and differences between the allocation of the Company’s net income and loss for financial reporting purposes and for tax reporting purposes.

          The Company adopted the provisions of FIN 48 on January 1, 2007. Upon adoption, we recognized no material adjustment in the liability for unrecognized income tax benefits. At the adoption date of January 1, 2007 and at December 31, 2007, we had no unrecognized tax benefits. As a result we have no accrued interest or penalties related to uncertain tax positions.

          The statute of limitations for federal tax returns filed by the company and its subsidiaries through 2003 is closed. The expiration of the statute of limitations related to various state and local income tax returns that the company and subsidiaries file varies by jurisdiction. No federal or state and local income tax returns are currently under examination.

          The Company has a wholly-owned taxable REIT subsidiary as defined under the Internal Revenue Code. The asset and liability approach is used by the taxable REIT subsidiary to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Valuation allowances are established to reduce net deferred tax assets to the amount for which recovery is more likely than not. During the years ended December 31, 2007 and 2006, no tax benefit or provision was recorded. During the year ended December 31, 2005, the Company recorded current and deferred income tax benefits of $505 and $622, respectively.

          As of December 31, 2007, the Company has a current tax receivable of $48 recorded on the consolidated balance sheet related to the refund of taxes paid in current and prior years. As of December 31, 2006, the Company fully reserved the deferred tax asset of $622 and $77 of the receivable recorded as of December 31, 2005 as it was no longer more likely than not that these future benefits will be realized. The remaining $428 current tax receivable recorded as of December 31, 2005 was realized during 2006. As of December 31, 2006, the Company had a current tax receivable of $1,724 recorded on the consolidated balance sheet related to the refund of taxes paid in the current and prior years.

          As of December 31, 2005, the taxable REIT subsidiary recorded a deferred tax asset of $622 related to expenses, which are deductible for tax purposes in future periods. No valuation was recorded at that time as the Company believed it was more likely than not that the future benefit associated with this deferred tax asset would be realized as of December 31, 2005. The Company also recorded a current tax receivable of $505 related to a refund of taxes paid in prior years.

          The tax basis of real estate assets, including assets held for sale, exceeded the net book basis of real estate assets, including assets held for sale, by approximately $71,511 at December 31, 2007. The tax basis of real estate assets, including assets held for sale, exceeded net book basis of real estate assets, including assets held for sale, by approximately $26,357 at December 31, 2006.

          For the year ended December 31, 2007, 11.5% of the Company’s dividends were characterized as ordinary income, 46.8% were classified as capital gains, and 41.7% were characterized as a return of capital. For the year ended December 31, 2006, 100% of the Company’s dividends were characterized as capital gains. For the year ended December 31, 2005, 5.9% of the Company’s dividends were characterized as ordinary income, 2.2% were classified as capital gains, and 91.9% were characterized as a return of capital.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      (w) Stock Based Compensation

          Effective January 1, 2006, the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payments” (SFAS No. 123R). Prior to the adoption of SFAS No. 123R, the Company accounted for stock-based compensation using the intrinsic value method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” As a result, the Company did not recognize compensation expense in the statement of operations for options granted for the periods prior to the adoption of SFAS 123R. As required by SFAS No. 123, “Accounting for Stock-Based Compensation” (SFAS No. 123), the Company provided certain pro forma disclosures for stock-based compensation as if the fair-value-based approach of SFAS No. 123 had been applied. The Company elected to use the modified prospective transition method as permitted by SFAS No. 123R and therefore has not restated the financial results for prior periods. Under this transition method, the Company has applied the provisions of SFAS No. 123R to new options granted or cancelled after December 31, 2005. Additionally, the Company has recognized compensation cost for the portion of options for which the requisite service has not been rendered (unvested) that were outstanding as of December 31, 2005, on a straight-line basis over the remaining service period adjusted for estimated forfeitures. The compensation cost the Company records for these options is based on their grant-date fair value as calculated for the pro forma disclosures required by SFAS No. 123.

           Amortization of deferred equity compensation was $4,471, $13,031 and $13,440 for the years ended December 31, 2007, 2006 and 2005, respectively.

          The following table illustrates the effect on net loss and basic and diluted loss per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to all share-based employee compensation and recognized compensation costs in its financial statements during the year ended December 31, 2005:

Year Ended
December 31,
2005
Net loss	$(93,615)
Add: Total share-based employee compensation expense included in net loss	13,440
Deduct: Total share-based employee compensation expense determined under fair value based methods for all awards	(14,966)
Pro forma net loss	$(95,141)
Basic and diluted loss per share — as reported	$(0.78)
Basic and diluted loss per share — pro forma	$(0.79)

(x) Conditional Asset Retirement Obligations

          In March 2005, the FASB issued FIN No. 47, “Accounting for Conditional Asset Retirement Obligations,” (FIN 47). FIN 47 clarifies that the term conditional asset retirement obligation as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation is recognized when incurred — generally upon acquisition, construction, or development and (or) through the normal operation of the asset.

          The following table reconciles the beginning and ending carrying amounts of the Company’s asset retirement obligations:

	2007	2006
Asset retirement obligations, beginning of year	$3,203	$2,565
Property acquisitions	—	635
Property dispositions	(272)	(213)
Accretion expense	228	216
Asset retirement obligations, end of year	$3,159	$3,203

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      (y) Treasury Stock

          The Company records shares of common stock repurchased at cost as treasury stock, resulting in a reduction of shareholders’ equity in the Consolidated Balance Sheets.

      (z) Application of SAB No. 108

          In September 2006, the SEC issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements. SAB No. 108 provides guidance on how prior year misstatements should be considered when quantifying misstatements in current year financial statements for purposes of determining whether the current year’s financial statements are materially misstated.

          We adopted SAB No. 108 during the quarter ended December 31, 2006. Prior to adopting SAB No. 108, our approach to quantifying misstatements only considered the amount of errors originating in the current year consolidated statement of operations. Thus the effects of correcting the portion of the consolidated balance sheet misstatement that originated in prior years were not considered. Upon adopting SAB No. 108, we changed our approach to quantifying the effects of misstatements to include an analysis of the impact on the current year consolidated statement of operations for the cumulative balance of any known errors, regardless of when they originated. When we applied this approach to quantifying the effects of misstatements to our 2006 consolidated financial statements, we identified two errors that were not material to our consolidated statements of operations in any prior quarter or annual period; however, the cumulative error would have been material to correct in the current period. Since the errors were not material to any prior consolidated statement of operations, we were not required to restate prior year financial statements. The first error related to the accrual of a property operating expense which the Company had not previously accrued for. The second error related to overstated deferred costs resulting from separately accounting for the gross cash inflows and outflows which originated from a lease modification in which the Company should have capitalized the net cash outflow. The consolidated financial statements were corrected with an adjustment of $2,101 to the beginning balance of retained earnings at January 1, 2006.

      (aa) Recent Accounting Pronouncements

          In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, provides a framework for measuring fair value, and expands the disclosures required for fair value measurements. SFAS No. 157 applies to other accounting pronouncements that require fair value measurements; it does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB issued FSP 157-2 “Partial Deferral of the Effective Date of Statements 157” (FSP 157-2). FSP 157-2 delays the effective date of SFAS No. 157, for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financials statements on a recurring basis (at least annually) to fiscal years beginning after November 15, 2008. Although the Company will continue to evaluate the application of SFAS No. 157, management does not currently believe adoption will have a material impact on the Company’s results of operations or financial position.

          In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”. SFAS 159 creates a “fair value option” under which an entity may elect to record certain financial assets or liabilities at fair value upon their initial recognition. Subsequent changes in fair value would be recognized in earnings as those changes occur. The election of the fair value option would be made on a contract-by-contract basis and would need to be supported by concurrent documentation or a preexisting documented policy. SFAS 159 requires an entity to separately disclose the fair value of these items on the balance sheet or in the footnotes to the financial statements and to provide information that would allow the financial statement user to understand the impact on earnings from changes in the fair value. Although the Company will continue to evaluate the application of SFAS 159, management does not currently believe adoption will have a material impact on the Company’s results of operations or financial position.

          In December 2007, the FASB issued Statement No. 141 R, Business Combinations (a revision of Statement No. 141). This Statement applies to all transactions or other events in which an entity obtains control of one or more business, including those combinations achieved without the transfer of consideration. This Statement retains the fundamental requirements in Statement No. 141 that the acquisition method of accounting be used for all business combinations. This Statement expands the scope to include all business combinations and requires an acquirer to recognize the assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree at their fair values as of the acquisition date. Additionally, FASB No. 141R changes the way entities account for business combinations achieved in stages by requiring the identifiable assets and liabilities to be measured at their full fair values. Additionally, contractual contingencies and contingent consideration shall be measured at fair value at the acquisition date. This Statement is effective on a prospective basis to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, that the adoption of this Statement will have on the consolidated financial statements of the Company.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          In December 2007, the FASB issued Statement No. 160, Non-controlling Interest on Consolidated Financial Statements — an amendment of ARB No. 51. This Statement amends ARB No. 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Additionally, this Statement requires that consolidated net income include the amount attributable to both the parent and the non-controlling interest. This Statement is effective for interim period beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, that the adoption of this Statement will have on the consolidated financial statements of the Company.

(3) Acquisitions and Dispositions

          The Company acquired 75 and 156 properties and leasehold interests during the years ended December 31, 2007 and 2006, respectively. In addition, the Company purchased 6 and 11 parcels of land designated as land held for development during the years ended December 31, 2007 and 2006, respectively. The following table presents the allocation of the net assets acquired and liabilities assumed during the years ended December 31, 2007 and 2006:

	Year Ended December 31,
	2007	2006
Real estate investments, at cost:
Land	$10,899	$27,099
Land held for development	5,451	4,451
Buildings	53,041	130,299
Equipment and fixtures	8,719	21,344
Initial tenant improvements	125	3,715
Leasehold interests, net	(1,571)	(578)
	76,664	186,330
Intangibles and other assets:
In-place leases	1,503	8,561
Above-market lease assets	—	518
Below-market lease liabilities	—	(796)
Other assets	—	75
	1,503	8,358
Total assets	78,167	194,688
Other liabilities assumed	—	(1,899)
Cash paid	$78,167	$192,789

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          The following table presents information regarding property and leasehold interests acquired during the years ended December 31, 2007 and 2006:

		Number of
Property/Seller	Date	Buildings(1)	Purchase Price(2)
Heritage Oaks	June 2007	4	$13,314
Home Federal Bancorp	Sept 2007	4	3,720
Bank of America Formulated Price Contracts	Various	5	5,397
Wachovia Bank Formulated Price Contracts	Various	62	55,736	(3)
Total 2007		75	$78,167
Washington Mutual Bank	Feb. 2006	1	$1,738
National City	March 2006	16	35,241
Hinsdale	March 2006	1	5,383
Dripping Springs — Franklin Bank	April 2006	1	3,039
Meadowmont — Wachovia Securities	June 2006	2	3,443
Western Sierra	June 2006	8	14,136
Regions repurchase	July 2006	3	1,900
Amsouth Bank Formulated Price Contracts	August 2006	7	3,512
First Charter Bank	August 2006	1	635
Sterling Bank	Dec. 2006	16	28,806
Bank of America Formulated Price Contracts	Various	20	5,136
Wachovia Bank Formulated Price Contracts	Various	80	91,719	(3)
Total 2006		156	$194,688

(1)	Includes the assumption of leasehold interests and parking facilities.

(2)	Includes all acquisition costs and the value of acquired intangible assets and leasehold interests assumed. Excludes non-real estate assets acquired.

(3)	Includes amount paid for land parcels.

                    The following table presents information regarding other property dispositions including land parcels and leasehold interests, completed during the years ended December 31, 2007, 2006 and 2005:

	Number of	Sale
	Buildings and	Proceeds,
	Land Parcels(1)	Net	Gain(2)
Total 2007	150	$335,424	$70,044
Total 2006	154	$1,421,501	$239,599
Total 2005	143	$124,643	$21,790

(1)

Includes the sale of 16 parcels of land, two sub-parcels, and four leasehold interest terminations during the year ended December 31, 2007, the sale of 15 land parcels and 11 leasehold interest terminations during the year ended December 31,  2006, and the sale of five parcels of land and eight leasehold interest terminations during the year ended December 31, 2005.

(2)	Net of minority interest.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(4) Indebtedness

          The Company had several types of financings in place as of December 31, 2007 and 2006, which include mortgage notes payable, a secured acquisition credit facility, convertible senior notes, and a secured operating credit facility. The weighted average effective interest rate on these borrowings was 6.0%, 6.2% and 5.8% for the years ended December 31, 2007, 2006 and 2005, respectively. The fair value of these borrowings, calculated by comparing the outstanding debt to debt with similar terms at current interest rates, was $2,026,803 and $2,380,245 as of December 31, 2007 and 2006, respectively, compared to book values of $2,195,198 and $2,437,533.

          The Company’s mortgage notes payable typically require that specified loan-to-value and debt service coverage ratios be maintained with respect to the financed properties before the Company can exercise certain rights under the loan agreements relating to such properties. If the specified criteria are not satisfied, in addition to other conditions that the Company may have to observe, the Company’s ability to release properties from the financing may be restricted and the lender may be able to “trap” portfolio cash flow until the required ratios are met on an ongoing basis. As of December 31, 2007, the Company was out of debt service coverage compliance under one of its mortgage note financings; although such non-compliance does not, and will not, constitute an event of default under the applicable loan agreement.

          The Company’s secured acquisition credit facility permits the lender to require partial repayment of a property advance if such advance remains outstanding for more than 12 months, and full repayment if such advance remains outstanding for more than 18 months. In addition, the facility agreement permits the lender to require mandatory repayments to the extent necessary to reduce outstanding facility advances to current market levels following adverse changes in commercial loan underwriting conditions. No such payments were required during this period.

          The Company’s secured operating credit facility contains customary financial covenants, including a minimum debt service coverage ratio for the Company of 1.2 to 1.0. This facility also includes maximum levels of i) indebtedness as a percentage of the Company’s total assets of 70%, ii) secured recourse debt as a percentage of the Company’s total assets of 5%, iii) investment in any non-wholly owned entity as a percentage of the Company’s total assets of 20% and iv) investment in any mortgages, notes, accounts receivable, or notes receivable as a percentage of the Company’s total assets of 15%.

          The Company’s secured and operating credit facilities contain various financial and non-financial covenants that are customarily found in these types of facilities. As of December 31, 2007, no event of default conditions existed under any of the Company’s financings.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      (a) Mortgage Notes Payable

          The following is a summary of mortgage notes payable as of December 31, 2007 and 2006:

	Encumbered
	Properties	Balance		Interest Rates	Maturity Dates
Fixed-rate mortgages	587	$1,517,804	(1)	4.5% to 8.3%	July 2009 to Sept. 2023
Variable-rate mortgages	—	—
Total mortgage notes payable	587	1,517,804
Unamortized debt premiums and discounts		480
Mortgage notes payable related to assets held for sale	4	(82,036	)(2)
Balance, December 31, 2007		$1,436,248

Fixed-rate mortgages	644	$1,755,858	(3)	4.5% to 8.8%	Oct. 2007 to Dec. 2023
Variable-rate mortgages	9	21,301		6.8% to 7.4%	Jan. 2007 to Nov. 2023
Total mortgage notes payable	653	1,777,159
Unamortized debt premiums and discounts		1,422
Mortgage notes payable related to assets held for sale	4	(221,268)
Balance, December 31, 2006		$1,557,313

(1)

Includes $84,933 of debt that is collateralized by $88,658 of pledged Treasury securities, net of discounts and premiums and $4,548 of debt that relates to the proportionate share of the 11% minority interest holder in 801 Market Street as of December 31, 2007.

(2)	Includes $4,548 of debt that relates to the proportionate share of the 11% minority interest holder in 801 Market Street as of December 31, 2007.

(3)

Includes $31,344 of debt that is collateralized by $32,391 of pledged Treasury securities, net of discounts and premiums and $4,616 of debt that relates to the proportionate share of the 11% minority interest holder in 801 Market Street as of December 31, 2006.

Certain of our mortgage notes payable related to assets held for sale contain provisions that require us to compensate the lender for the early repayment of the loan. These charges will be separately classified in the statement of operations as yield maintenance fees within discontinued operations during the period in which the charges are incurred.

          From June 2006 through December 2007, the Company completed in-substance defeasances on a total of $86,261 of debt secured by properties that were part of our Bank of America portfolio acquired in 2003, Bank of America portfolio acquired in 2002, Wachovia portfolio acquired in 2003, and Formation portfolio. The Company defeased these properties in order to unencumber them prior to their disposal or as a result of a lease termination. In connection with these defeasances, Treasury securities sufficient to satisfy the scheduled interest and principal payments contractually due under the respective loan agreements were purchased. The cash flow from these securities has interest and maturities that coincide with the scheduled debt service payments of the mortgage notes and ultimate payment of principal. The Treasury securities were then substituted for the properties that originally served as collateral for the loan. These securities were placed into a collateral account for the sole purpose of funding the principal and interest payments when due. The indebtedness remains on the consolidated balance sheet as it was not an extinguishment of the debt and the securities are recorded as pledged Treasury securities, net of unamortized discount, on the consolidated balance sheet.

          In July and December 2007 we completed two legal defeasance transactions related to the pending sales of properties under our Bank of America portfolio acquired in October of 2004 and our Wachovia portfolio acquired in September of 2004, respectively. We defeased these properties in order to unencumber them from their debt of $52,263 and $3,708, respectively, prior to their disposal. In April and December 2006 we completed two legal defeasance transactions related to the sale of our 123 S. Broad St. Unit I Condominium and the State Street Financial Center, respectively. We defeased these properties in order to unencumber them from their debt of $34,971 and $489,961, respectively, prior to their disposal. As a result of these transactions, the Company was legally released from its obligations under the notes. Accordingly, the Company accounted for these transactions as a sale of real estate assets and extinguishment of the related debt in accordance with the provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities”.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Principal payments due on the mortgage notes payable as of December 31, 2007 are as follows:

2008	$26,789
2009	79,366
2010	41,377
2011	198,891
2012	80,873
2013 and thereafter	1,090,508
Total	$1,517,804

(b) Secured Acquisition Credit Facility

The Company entered into a $300,000 secured acquisition credit facility in July 2003. During the year ended December 31, 2004, the Company negotiated a temporary increase in the maximum amount available under this facility from $300,000 to $400,000, which expired in March 31, 2005, to accommodate the acquisition of the Bank of America, N.A. portfolio purchased in October 2004. In September 2005, the Company executed a renewal of this credit facility, expanding the maximum available under the facility to $400,000, extending the term to October 2008 and paid a related financing fee of $3,740.

Advances under this facility must be repaid within 18 months of the date of the borrowing. Advances are made in the aggregate principal amount of up to 80% of the lesser of either (i) the maximum amount of subsequent debt financing that can be secured by the properties that the Company acquires with borrowings under this facility or (ii) the acquisition cost of such properties. This facility bears interest at a rate of LIBOR plus either (i) with respect to conduit properties, 1.75%, or (ii) with respect to credit tenant lease properties, an amount, ranging from 1.25% to 2.50%, based on the credit rating of the tenant(s) in the property being financed by the proceeds of the specific advance. From February 1, 2005 to March 3, 2005, the interest rate on this facility was temporarily reduced to LIBOR in anticipation of the repayment of the then outstanding advances with the proceeds of a long-term financing secured by properties in the portfolio purchased from Bank of America, N.A. in October 2004.

As of December 31, 2007, the Company had $230,363 of advances outstanding under this facility, including $35,000 included in Liabilities Related to Assets Held for Sale, secured by 197 properties. The $35,000 advance has an interest rate of LIBOR plus 2.25% (7.49% at December 31, 2007) and the remainder of the advances, $195,363, have an interest rate of LIBOR plus 1.75% (6.99% at December 31, 2007.) As of December 31, 2006, the Company had $212,609 of advances outstanding under this facility, secured by 270 properties, with an interest rate of LIBOR plus 1.75% (7.10% at December 31, 2006).

(c) Convertible Senior Notes

During the year ended December 31, 2004, the Company completed, through a private offering, the issuance of $450,000 of convertible senior notes and received proceeds of $434,030, net of discount and financing costs. The convertible senior notes are senior unsecured obligations, mature on July 9, 2024 and bear interest at a rate of 4.375%.

The Company cannot redeem the convertible notes before July 20, 2009. All or a portion of the notes can be redeemed by the Company at any time after July 20, 2009 at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest through the date of redemption. The note holders may require the Company to repurchase all or a portion of their respective notes on July 15, 2009, 2014 and 2019 for a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, payable in cash. The note holders are entitled to convert the notes into common shares prior to their maturity date if, among other circumstances, the closing sale price of the Company’s common shares for at least 20 trading days in a period of 30 consecutive trading days (ending on the last day of the fiscal quarter preceding the quarter in which the conversion occurs) is more than 120% of the applicable conversion price on the 30th trading day. As of the initial closing of the offering of the notes on July 9, 2004, the initial conversion price per share was $17.84, which is subject to adjustment upon certain events, including, but not limited to, the issuance to all holders of common shares of (i) additional common shares as a dividend, (ii) certain rights, warrants or options entitling them to subscribe for, or purchase common shares, or (iii) cash dividends or cash distributions exceeding $0.25 per quarter. As a result of the Company declaring dividends exceeding $0.25, the conversion price per share was adjusted immediately after each record date. At both December 31, 2007 and 2006, the conversion price per share was $17.65. On December 20, 2007, the Company declared a dividend of $0.19, which did not trigger an adjustment to the conversion price per share.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In October 2004, the Emerging Issues Task Force of the FASB ratified Issue No. 04-8, “Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effects on Diluted Earnings per Share” (EITF Issue No. 04-8). EITF Issue No. 04-8 requires the inclusion of convertible shares for contingently convertible debt in the calculation of diluted earnings per share using the if-converted method, regardless of whether the contingency has been met. In response to EITF Issue No. 04-8, the Company entered into a Second Supplemental Indenture to the Indenture for the convertible senior notes pursuant to which it irrevocably elected to satisfy the conversion obligation with respect to the principal amount of any notes surrendered for conversion with cash. As a result of this election, EITF Issue No. 04-8 requires the Company to include in its calculation of fully diluted earnings per share only those common shares issuable in satisfaction of the aggregate conversion obligation in excess of the aggregate principal amount of notes outstanding. The inclusion of any such shares would cause a reduction in the Company’s fully diluted earnings per share for any periods in which such shares are included. Volatility in the Company’s share price could cause such common shares to be included in the Company’s fully diluted earnings per share calculation in one quarter and not in a subsequent quarter, thereby increasing the volatility of the Company’s fully diluted earnings per share. As a result of applying EITF Issue No. 04-8, no shares have been included in the calculation of earnings per share.

(d) Secured Operating Credit Facility

The Company maintains a secured operating credit facility for general corporate purposes, established in September 2004. The initial facility commitment in September 2004 was $60,000 and this commitment was subsequently reduced to $40,000 during November 2007. This facility bears interest at different rates depending upon the Company’s designation at the time of borrowing of the advance as a Eurodollar Rate Loan or a Base Rate Loan. If the Company designates the advance as a Eurodollar Rate Loan then the advance bears interest at LIBOR plus 2.0%. If the Company designates the advance as a Base Rate Loan then the advance bears interest at the greater of (i) the Prime Rate plus 1.0%, or (ii) the Federal Funds Rate plus 1.5%. In May 2006, the Company executed an extension of this facility for a period of one year, beginning on September 30, 2006. The terms of this renewal will reduced the current spread on Eurodollar Rate Loans from LIBOR plus 2.0% to LIBOR plus 1.7% and increase the letter of credit fee amount from 0.8% to 1.7%. These changes became effective at the start of the one year renewal period on September 30, 2006. Effective September 28, 2007 the Company executed an extension of this facility to October 29, 2007. Effective October 29, 2007 the Company executed an extension of this facility to November 29, 2007. Effective November 29, 2007 the Company executed an extension of this facility to April 30, 2008.

The secured operating credit facility maintains a $40,000 sub-limit for letters of credit. In June 2006, the facility was amended to permit cash collateralized letters of credit in excess of this sub-limit. Due to recent volatility in the credit markets, effective November 29, 2007 the facility was amended to require collateralization of all outstanding letters of credit under the facility. As of December 31, 2007 the Company had $53,646 letters of credit outstanding under this facility, $12,000 of which were collateralized by a pledge of subleases from our Harborside leasehold location and the remainder collateralized by cash escrow deposits of $41,917. There were no advances under this facility as of December 31, 2007. At December 31, 2006, the Company had $68,205 of letters of credit outstanding consisting of $59,049 of unsecured letters of credit and $9,156 of cash collateralized letters of credit. These letters of credit are primarily used to secure payments under leasehold interests and are issued to utility companies in lieu of a cash security deposits to establish service. There were no advances under this facility as of December 31, 2007.

(5) Derivative Instruments and Other Financing Arrangements

The Company enters into derivative agreements to hedge the variability of cash flows related to forecasted interest payments associated with obtaining certain financings in order to fix interest rates and maintain expected returns. The Company incurs a loss on derivative agreements, if interest rates decline, or a gain if interest rates rise, during the period between the derivative inception date and derivative settlement date. These gains and losses have been recorded in other comprehensive income, as these derivatives were highly effective.

In March 2004, the Company entered into an agreement designed to straightline the variability of cash payments relating to the rents received under certain leases in the Pitney Bowes-Wachovia portfolio. This agreement ends in August 2010, coterminous with the end of the leases. The monies received and paid related to this agreement are recorded in deferred revenue on the consolidated balance sheet. As of December 31, 2007 and 2006, the Company had a liability of $3,697 and $3,760, respectively related to this agreement.

During the years ended December 31, 2007, 2006 and 2005, the Company reclassified approximately $2,705, ($2,331) and ($2,773), respectively, of accumulated other comprehensive income (loss) to interest expense. These amounts are included in the consolidated statements of shareholders’ equity and comprehensive income (loss) as a component of the reclassification adjustment for losses reclassified into operations. Over the next 12 months, the Company expects to reclassify $1,305 to interest expense as the underlying hedged items affect earnings, such as when the forecasted interest payments occur.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(6) Shareholders’ Equity

On May 9, 2005, the Company closed an underwritten public offering of 16,750,000 common shares of beneficial interest and granted the underwriters in the offering the right to purchase up to 2,512,500 additional common shares to cover any over-allotments. The aggregate net proceeds from this offering (after underwriting discounts and commissions and other offering costs) were approximately $242,841. The Company used the aggregate net proceeds to acquire additional properties, as described in the prospectus relating to the offering and other properties identified after the offering.

On March 15, 2007, the Company issued a press release announcing that it has adopted a written trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934 for the purpose of repurchasing up to 2,500,000 of its common shares of beneficial interest. The trading plan was adopted pursuant to the Company’s previously announced authorization from its Board to repurchase up to $100,000 of its common shares. The trading plan which was effective as of March 15, 2007, expired on May 10, 2007. During the three months ended June 30, 2007, the Company completed the purchase of 2,378,568 of its common shares of beneficial interest for an average cost per share of $10.48.

On March 15, 2007, the Company declared a dividend to shareholders and a distribution to Operating Partnership unit holders. The Company paid a dividend of $0.19 per common share, totaling $24,878, on April 20, 2007 to shareholders of record as of March 31, 2007. In addition, the Operating Partnership simultaneously paid a distribution of $0.19 per Operating Partnership unit, totaling $384.

On June 6, 2007, the Company declared a dividend to shareholders and a distribution to Operating Partnership unit holders. The Company paid a dividend of $0.19 per common share, totaling $24,529, on July 20, 2007 to shareholders of record as of June 30, 2007. In addition, the Operating Partnership simultaneously paid a distribution of $0.19 per Operating Partnership unit, totaling $347.

On August 16, 2007, the Company issued a press release announcing that it has adopted a written trading plan under Rule 10b5-1 of the Securities and Exchange Act of 1934 for the purpose of repurchasing up to 1,500,000 of its common shares of beneficial interest. The trading plan was adopted pursuant to the Company’s previously announced authorization from its Board to repurchase up to $100,000 of its common shares. The trading plan which was effective as of August 16, 2007, expired on September 14, 2007. During the three months ended September 30, 2007, the Company completed the purchase of 1,258,893 of its common shares of beneficial interest for an average cost per share of $7.91.

On September 19, 2007, the Company declared a dividend to shareholders and a distribution to Operating Partnership unit holders. The Company paid a dividend of $0.19 per common share, totaling $24,281, on October 19, 2007 to shareholders of record as of September 30, 2007. In addition, the Operating Partnership simultaneously paid a distribution of $0.19 per Operating Partnership unit, totaling $347.

On December 20, 2007, the Company declared a dividend to shareholders and a distribution to Operating Partnership unit holders. The Company paid a dividend of $0.19 per common share, totaling $24,297, on January 18, 2008 to shareholders of record as of December 31, 2007. In addition, the Operating Partnership simultaneously paid a distribution of $0.19 per Operating Partnership unit, totaling $347.

(7) Employee Benefits

401(k) Plan

The Company has established and maintained a retirement savings plan under section 401(k) of the Internal Revenue Code (IRC). The 401(k) plan allows eligible employees, as defined within the plan, to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. The Company matches each eligible employees’ annual contributions, within prescribed limits, in an amount equal to 100% of the first 3% of employees’ salary reduction contributions plus 50% of the next 2% of employees’ salary reduction contributions. Matching contributions of the Company vest immediately. The expense associated with the Company’s matching contribution was $431, $420 and $300 for the years ended December 31, 2007, 2006 and 2005, respectively, and is included within general and administrative expenses in the accompanying consolidated statements of operations.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Supplemental Executive Retirement Plan

The Company had established a non-qualified Supplemental Executive Retirement Plan (SERP) in which the Company’s former President, Chief Executive Officer and Vice Chairman of the board of trustees was a participant.

On August 16, 2006, the Company entered into a Separation Agreement wih the SERP’s sole participant. Under the terms of the separation, the Company fully and completely satisfied its obligation under the SERP by agreeing to pay the participant an aggregate amount of $1,485 on the six month anniversary of the separation. This expense is included within repositioning costs for the year ended December 31, 2006. The Company paid this obligation to the former executive in February 2007.

(8) Equity Incentive Plans

The Company established the 2002 Equity Incentive Plan (Incentive Plan) that authorized the issuance of options to purchase up to 3,125,000 common shares and up to 1,500,000 restricted shares. The Incentive Plan was amended in 2003 to allow for the issuance of an aggregate of 11,375,000 common shares and common share equivalents. The terms and conditions of the option awards and restricted share grants are determined by the Board of Trustees. Options are granted at the fair market value of the shares on the date of grant. The options vest and are exercisable over periods determined by the Company, but in no event later than 10 years from the grant date.

SFAS No. 123(R) requires companies to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in our consolidated statement of operations. Prior to the adoption of SFAS No. 123(R), we accounted for stock-based awards to employees and directors using the intrinsic value method in accordance with APB Opinion No. 25 as allowed under SFAS No. 123. Under the intrinsic value method, no stock-based compensation expense had been recognized in our consolidated statement of operations.

Stock-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the period. Stock-based compensation expense recognized in our consolidated statement of operations for the years ended December 31, 2007 and 2006 included compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS No. 123 and compensation expense for the share-based payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123(R). Stock-based compensation expense recognized in the consolidated statement of operations for the years ended December 31, 2007 and 2006 is based on awards ultimately expected to vest which includes the Company’s estimated forfeitures. SFAS No. 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In our pro forma information required under SFAS No. 123 for the periods prior to January 1, 2006, we accounted for forfeitures as they occurred.

The Company elected to use the modified prospective transition method as permitted by SFAS No. 123R and therefore has not restated the financial results for prior periods. Under this transition method, the Company will apply the provisions of SFAS No. 123R to new options granted or cancelled after December 31, 2005. Additionally, the Company will recognize compensation cost for the portion of options for which the requisite service has not been rendered (unvested) that are outstanding as of December 31, 2005, on a straight-line basis over the remaining service period. The compensation cost the Company records for these options will be based on their grant-date fair value as calculated for the pro forma disclosures required by SFAS No. 123.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On June 26, 2007, the Company’s President and Chief Executive Officer died unexpectedly. His employment agreement contained no provision for the acceleration of unvested restricted shares upon death. As a result, such shares were forfeited at the date of death. Included in deferred equity compensation expense is the reversal of equity compensation expense is the reversal of $1,246 of previously recorded stock compensation expense associated with these restricted stock awards. Subsequently on August 14, 2007, the Company made a $5,000 cash payment to the President and Chief Executive Officer’s estate.

The following table summarizes option activity for the Company for the period from January 1, 2005 to December 31, 2007:

		Weighted
	Number of	Average	Aggregate
	Shares Issuable	Exercise	Exercise	Grant Price Range
	Upon Exercise	Price	Price	From	To
Balance, January 1, 2005	2,219,680	$10.37	$23,009	$10.00	$14.98
Options exercised	(186,524)	$10.00	(1,865)	$10.00	$10.00
Balance, December 31, 2005	2,033,156	$10.40	21,144	$10.00	$14.98
Options exercised	(118,515)	$10.00	(1,185)	$10.00	$10.00
Options cancelled	(37,423)	$14.04	(525)	$10.00	$14.98
Balance, December 31, 2006	1,877,218	$10.35	19,434	$10.00	$14.98
Options cancelled	(225,219)	$12.50	(2,812)	$10.00	$14.98
Balance, December 31, 2007	1,651,999	$10.06	$16,622	$10.00	$14.91

The following table summarizes stock options outstanding as of December 31, 2007:

		Weighted-
	Number of Shares	Average Remaining	Weighted- Average
	Outstanding	Contractual	Exercise
Range of Exercise Prices	And Exercisable	Life	Price
$ 10.00 to $11.65	1,613,999	4.7 years	$10.00
$ 12.10 to $14.98	38,000	5.4 years	$12.69

The weighted-average fair value of each option granted ranges from $0.19 to $0.33 and was estimated on the grant date using the Black-Scholes options pricing model using the following assumptions:

Expected life (in years)	5
Risk-free interest rate	3.25% to 4.21%
Volatility	10.00%
Dividend yield	7.50%

These assumptions, determined upon issuance of such stock options, were utilized in the calculation of the compensation expense. This expense is the result of vesting of previously granted stock option awards. No stock options were granted during the years ended December 31, 2007, 2006 and 2005.

The options outstanding and exercisable at December 31, 2007 had no intrinsic value. Intrinsic value represents the difference between the Company’s closing stock price on the last trading day of the period, which was $8.02 as of December 31, 2007, and the exercise price multiplied by the number of options outstanding. The total intrinsic value of options exercised was $237 and $1,007 for the twelve months ended December 31, 2006 and 2005, respectively. As of December 31, 2007, the Company had no unrecognized compensation costs related to options outstanding.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          The following table summarizes restricted stock activity for the years ended December 31, 2006 and 2007:

		Weighted-
	Number of	Average
	Restricted Stock	Grant Date
	Grants Outstanding	Fair Value
Balance, January 1, 2006	1,009,205	$15.16
Granted	1,065,430	$11.57
Vested	(908,036)	$14.46
Forfeited	(159,117)	$14.06
Balance, December 31, 2006	1,007,482	$12.17
Granted	1,331,855	$10.76
Vested	(363,751)	$12.68
Forfeited	(672,307)	$11.22
Balance, December 31, 2007	1,303,279	$11.09

During the years ended December 31, 2007, 2006 and 2005, compensation expense related to restricted stock grants was $4,471, $8,687 and $10,411, respectively. In addition, pursuant to the severance agreements of certain senior officers the Company incurred charges of $4,344 and $3,029 during the years ended December 31, 2006 and 2005, respectively, related to the accelerated vesting of restricted stock grants and the issuance of other equity instruments.

As of December 31, 2007, the Company had approximately $13,228 of unrecognized compensation costs related to total issued and outstanding restricted stock grants. Based upon their scheduled amortization, these costs will be recognized over a weighted average period of 3.6 years.

The following table summarizes restricted share grant activity for the years ended December 31, 2005, 2006 and 2007:

		Share Price
	Shares	at Grant	Vesting
Date of Grant	Granted	Date	Period(1)
January 4, 2005	520,516	$15.80	4 years
April 15, 2005	16,700	$15.22	4 years
April 27, 2005	16,000	$15.30	4 years
May 24, 2005	19,481	$15.50	3 years
June 15, 2005	11,249	$15.88	3 years
October 17, 2005	6,000	$13.59	3 years
January 1, 2006	539,326	$11.97	4 years
March 31, 2006	6,000	$11.65	3 years
June 1, 2006	20,104	$9.95	3 years
August 16, 2006	500,000	$11.21	3 years
March 1, 2007	100,000	$11.01	3 years
March 1, 2007	382,480	$11.01	4 years
April 2, 2007	5,450	$10.02	—
April 30, 2007	720,000	$10.60	6 years
April 30, 2007	12,000	$10.60	3 years
May 1, 2007	96,000	$10.68	6 years
June 6, 2007	15,925	$10.99	3 years
	2,987,231

(1)   Restricted stock vests 33% on the one-year anniversary of the date of grant and then quarterly thereafter until fully vested for restricted share grants that have a three-year vesting period. Restricted stock vests 25% on the one-year anniversary of the date of grant and then quarterly thereafter until fully vested for restricted share grants that have a four-year vesting period. Restricted share grants that have a six-year vesting period vest as follows: 12.5% on December 31, 2007 and 2008, 16.7% on December 31, 2009 and 2010, and 20.8% on December 31, 2011 and 2012.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Effective April 30, 2007, the Company terminated its 2006 Long-Term Incentive Plan (the “LTIP”) in its entirety and cancelled all of the target units granted to the participants thereunder. In connection with such termination and cancellation, and in complete satisfaction and release of their rights and the Company’s obligations under the LTIP, each of the LTIP participants received a one-time grant of restricted common shares (each, a “Dissolution Grant”) representing 50% of their respective cancelled LTIP target units. In particular, participants received 720,000 restricted shares, in consideration for the cancellation of the 1,440,000 targets units, respectively, awarded to such persons under the LTIP. The Dissolution Grants will vest, according to the following schedule: 12.5% on each of December 31, 2007 and December 31, 2008, 16.7% on each of December 31, 2009 and December 31, 2010 and 20.8% on each of December 31, 2011 and December 31, 2012. During the third quarter of 2007, 96,000 Dissolution Grants were forfeited. At December 31, 2007, 624,000 Dissolution Grants remain outstanding. Any outstanding restricted shares, including these Dissolution Grants, will fully vest upon a change of control of the Company.

In June 2007, the Company created the 2007 Multi-Year Equity Incentive Plan (the “MYP”) as a long term equity incentive plan designed to reward its participants through the issuance of restricted common shares based on the achievement of certain performance metrics on a cumulative basis during the three (3) year performance period beginning on January 2007 and ending on December 2009. Under the plan, a range of available restricted common share awards may be awarded to participants at the end of the performance period based upon the Company’s achieved level of performance. Participants were awarded Target Units, as defined in the MYP, equal to a percentage of the participant’s base salary divided by the Company’s average share price for the 20 days preceding the date the Board of Trustees created the plan. Restricted common share awards under the MYP are determined based upon the level of achievement of the performance metrics which state the percentage of Target Units, ranging from 50% to 600% (cumulative opportunity), that will be converted into restricted share grants. The Company has accounted for the MYP in accordance with SFAS 123R, and identified that it consists of two market-based plans and three performance-based plans. The total compensation cost for the year ended December 31, 2007 was approximately $90.

If a change in control of the Company occurs before the conclusion of the performance period, the participants may be eligible to receive pro rata grants as follows: (i) if a change of control occurs on or before March 31, 2008, participants will receive restricted share grants up to 40% of cumulative opportunity, (ii) if a change of control occurs after March 31, 2008 and on or before December 31, 2008, participants will receive restricted share grants up to 70% of cumulative opportunity, and (iii) if a change of control occurs after December 31, 2008 and on or before December 31, 2009, participants will receive restricted share grants up to 100% of cumulative opportunity. The shares allocated under the MYP will fully accelerate in vesting upon a change of control of the Company.

In July 2006, the Company entered into an agreement with a third-party advisor to assist the Company with bank use real estate acquisition sourcing activities. In connection with entering into this agreement, the Company issued the advisor an unvested warrant to purchase 100,000 common shares of beneficial interest. Provided the agreement is still in effect, on each of first, second, third and fourth anniversary of this sourcing agreement, the Company will grant the advisor additional unvested warrants to purchase 100,000 common shares of beneficial interest. The purchase price of each warrant is equal to the closing common share price of the Company on the date of the respective grant. The advisor will earn, or vest in, each warrant if they successfully source acquisition transactions, as defined within the agreement, equal to $100,000. The right to vest in each warrant is cumulative; however, no warrant will be issued in advance of an anniversary date. The advisor must source and the Company must close transactions equal to $500,000 to vest all of the warrants. The Company will recognize this cost, to the extent the warrants are earned, and capitalize such cost as a component of the acquired properties. A fair value pricing model, such as Black-Scholes, will be utilized to value the warrant when earned. As of December 31, 2007, no warrants have been earned.

(9) Net Income (Loss) Per Share

The following is a reconciliation of the numerator and denominator of the basic and diluted net income (loss) per share computations for the years ended December 31, 2007, 2006 and 2005:

	Basic and Diluted
	Year Ended December 31,
	2007	2006	2005
Loss from continuing operations	$(81,902)	$(131,487)	$(79,932)
Less: Dividends on unvested restricted share awards	1,087	1,034	1,396
Loss from continuing operations	$(82,989)	$(132,521)	$(81,328)
Income (loss) from discontinued operations	$32,391	$110,889	$(13,683)
Weighted average common shares and common share equivalents outstanding	128,414,738	128,644,625	121,171,897
Loss per share from continuing operations	$(0.65)	$(1.03)	$(0.67)
Income (loss) per share from discontinued operations	$0.26	$0.86	$(0.11)

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Diluted net income (loss) per share assumes the conversion of all common share equivalents into an equivalent number of common shares, unless the effect is not dilutive. The Company considers share options, unvested restricted shares, and Operating Partnership units to be common share equivalents. These were excluded from the diluted loss per share computations as their effect would have been antidilutive for the years ended December 31, 2007, 2006 and 2005:

	Year Ended December 31,
	2007	2006	2005
Share options	—	191,267	574,296
Unvested restricted shares(1)	420,949	228,480	500,859
Operating Partnership units	1,888,341	3,160,026	3,408,526
Total shares excluded from diluted loss per share	2,309,290	3,579,773	4,483,681

   (1)  Includes shares that are contingently issuable under the OPP during the year ended December 31, 2005.

(10) Accumulated Other Comprehensive Loss

The following table reflects components of accumulated other comprehensive loss for the years ended December 31, 2007, 2006 and 2005:

	Unrealized Gains	Interest Rate	Accumulated
	(Losses) on	Hedges on	Other
	Available for	Mortgage	Comprehensive
	Sale Securities	Notes Payable	Loss
Balance, January 1, 2005	$(391)	$(13,897)	$(14,288)
Change during year	(126)	4,771	4,645
Reclassification adjustments into statements of operations	530	2,773	3,303
Minority interest	(13)	(268)	(281)
Balance, December 31, 2005	—	(6,621)	(6,621)
Reclassification adjustments into statements of operations	—	2,331	2,331
Minority interest	—	(108)	(108)
Balance, December 31, 2006	—	(4,398)	(4,398)
Reclassification adjustments into statements of operations	—	(2,705)	(2,705)
Minority interest	—	24	24
Balance, December 31, 2007	$—	$(7,079)	$(7,079)

(11) Discontinued Operations and Assets Held for Sale

The Company follows SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (SFAS No. 144) and separately classifies properties held for sale in the consolidated balance sheets and consolidated statements of operations. In the normal course of business, changes in the market may compel the Company to decide to classify a property as held for sale or reclassify a property that is designated as held for sale back to held for investment. In these situations, in accordance with SFAS No. 144, the property is transferred to held for sale or back to held for investment at the lesser of fair value or depreciated cost. Properties classified as held for sale as of December 31, 2007 are classified as such in the consolidated statement of operations for all periods presented for purposes of comparability.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

During the year ended December 31, 2007, the Company sold 128 properties and one sub-parcel in separate transactions for net sales proceeds of $326,059. The sales transactions resulted in a net gain of approximately $69,262, after minority interest of $905 for the year ended December 31, 2007, which was reported in discontinued operations.

During the year ended December 31, 2006, the Company sold 128 properties in separate transactions for net sales proceeds of $1,413,247. The sales transactions resulted in a net gain of approximately $237,556, after minority interest of $74,046 for the year ended December 31, 2006, which was reported in discontinued operations.

During the year ended December 31, 2005, the Company sold 82 properties, in separate transactions, and 48 properties in bulk transactions, for net sales proceeds of $120,778. The sales transactions resulted in a net gain of approximately $20,194, after minority interest of $562 for the year ended December 31, 2005, which was reported in discontinued operations.

In accordance with the provisions of SFAS No. 144, the Company had classified 131 and 237 properties as held for sale as of December 31, 2007 and 2006, respectively. The following table summarizes information for these properties:

	December 31,
	2007	2006
Assets held for sale:
Real estate investments, at cost:
Land	$53,885	$84,226
Buildings	251,828	388,228
Equipment and fixtures	48,275	68,760
Total real estate investments, at cost	353,988	541,214
Less accumulated depreciation	(51,768)	(41,181)
	302,220	500,033
Intangible assets, net	40,461	76,600
Other assets, net	16,613	18,148
Total assets held for sale	359,294	594,781
Liabilities related to assets held for sale:
Mortgage notes payable	82,036	221,268
Credit facility	35,000	—
Accrued expenses	7,027	14,519
Below-market lease liabilities, net	10,980	6,413
Deferred revenue	7,364	5,191
Tenant security deposits	495	407
Total liabilities related to assets held for sale	142,902	247,798
Net assets held for sale	$216,392	$346,983

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following operating results of the properties held for sale as of December 31, 2007, 2006 and 2005 and the properties sold during the years ended December 31, 2007, 2006 and 2005 are included in discontinued operations for all periods presented:

	Year Ended December 31,
	2007	2006	2005
Operating results:
Revenues	$77,528	$193,883	$209,453
Operating expenses	59,531	98,228	106,210
Impairment loss	34,648	52,523	3,441
Interest expense	11,874	63,736	62,373
Depreciation	14,745	61,459	73,610
Loss from operations before minority interest	(43,270)	(82,063)	(36,181)
Minority interest	529	1,805	2,871
Loss from operations, net	(42,741)	(80,258)	(33,310)
Yield maintenance fees	5,954	(61,973)	(583)
Minority interest	(84)	15,564	16
Yield maintenance fees, net	5,870	(46,409)	(567)
Gain on disposals	70,167	311,602	20,756
Minority interest	(905)	(74,046)	(562)
Gain on disposals, net	69,262	237,556	20,194
Income (loss) from discontinued operations	$32,391	$110,889	$(13,683)

Discontinued operations have not been segregated in the consolidated statements of cash flows.

(12) Leasing Agreements

The Company’s properties are leased and subleased to tenants under operating leases with expiration dates extending to the year 2031. These leases generally contain rent increases and renewal options. Future minimum rental payments under non-cancelable leases, excluding reimbursements for operating expenses, as of December 31, 2007 are as follows:

2008	$304,006
2009	296,140
2010	281,021
2011	220,025
2012	200,866
2013 and thereafter	1,601,721
Total	$2,903,779

As of December 31, 2007, the Company leased bank branches and office buildings from third parties with expiration dates extending to the year 2085 and has various ground leases with expiration dates extending through 2087. These lease obligations generally contain rent increases and renewal options.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Future minimum lease payments under non-cancelable operating leases as of December 31, 2007 are as follows:

2008	$18,137
2009	18,240
2010	17,909
2011	17,765
2012	17,495
2013 and thereafter	169,301
Total	$258,847

(13) Repositioning

On August 17, 2006, the Company announced the appointment of a new President and Chief Executive Officer as well as strategic and organizational initiatives designed to reposition the Company, reduce costs and improve performance. As a result of this initiative the Company incurred severance and stock compensation costs, leasehold termination costs and professional fees as follows:

					As of December 31,
	Charges During the			Accrued	2006
	Year Ended		Amortization	Repositioning as	Total Costs &	Total Expected
	December 31,		and Other	of December 31,	Adjustments to	Costs &
	2006	Cash Payments	Adjustments	2006	Date	Adjustments
Cash severance	$17,573	$(17,205)	$—	$368	$17,573	$17,573
Stock compensation	4,344	—	(4,344)	—	4,344	4,344
Lease termination costs	2,675	(499)	(56)	2,120	2,675	2,675
Professional and other fees	6,390	(5,928)	(75)	387	6,390	6,390
	$30,982	$(23,632)	$(4,475)	$2,875	$30,982	$30,982

All costs accrued as part of the repositioning plan at December 31, 2006 were subsequently paid in 2007. Accordingly, there are no accruals at December 31, 2007 for repositioning costs.

(14) Transactions with Related Parties

On October 31, 2005, the Company acquired the remaining 11% limited partnership minority interest in the entity that owns 123 South Broad Street property in Philadelphia, PA. The purchase price of the remaining 11% limited partnership minority interest of $3,034 was paid through the issuance of units in the Company’s Operating Partnership. The parties to the contribution agreement included our founder and a trust controlled by his spouse. They owned 5.01% and 0.81% of the limited partnership interest, respectively, and received 135,962 and 21,982 limited partnership units in the Operating Partnership, respectively, for their interests.

Until August 2006, the Company leased space in two office buildings from real estate partnerships controlled by the Company’s founder and his spouse. Total rent payments under these office leases were approximately $117, $165, and $156 for the years ended December 31, 2006, 2005 and 2004, respectively, and are included within marketing, general and administrative expenses in the accompanying consolidated statements of operations. On August 17, 2006 in connection with the separation of our founder, the Company terminated its leasehold obligations in both buildings for an aggregate amount of $407. These termination fees are included within repositioning costs for the year ended December 31, 2006.

A former officer of the Company owns a one-third interest in a leasing company that provided leasing services. Leasing commissions charged to expense related to these services were approximately $255, $248, $241 for the years ended December 31, 2007, 2006 and 2005, respectively.

In January 2007, the Company entered into a lease agreement with a public company which employs a former member of our board of trustees as one of its executive officers. Annual rent due under this lease is approximately $1,300 on an annualized basis over the five-year term. The Company believes it has negotiated the terms of this lease at arms-length. Rental income recognized under this lease was approximately $857 for the year ended December 31, 2007.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(15) Commitments and Contingencies

On June 25, 2004, the Company entered into an agreement to sublease from Charles Schwab and Co., Inc. (Schwab) approximately 288,000 square feet of vacant space in Harborside, a Class A office building in Jersey City, New Jersey, and to assume certain management functions over an additional approximately 306,000 square feet of space in the same building that is also leased to Schwab but has been subleased by Schwab to third party tenants. In the event that any of the existing subtenants default on their leases (and the space thereafter becomes available), or any existing subtenants fail to renew their leases upon expiration, the Company has agreed to sublease this additional space from Schwab. All of the Company’s subleases with Schwab will terminate in September 2017, the same date that Schwab’s lease with the ultimate owner terminates. In exchange for the agreements described above, Schwab paid the Company a sublease management and standby subtenant fee of approximately $11,541. Additionally, Schwab provided a rent credit against the Company’s initial sublease obligations, payable through December 31, 2007, totaling approximately $40,028. The sublease management fee and rent credit will be ratably recognized as income and a reduction to rent expense, respectively, over the terms of the agreements. As security for the Company’s obligation under the sublease management, subtenant and standby subtenant agreements, the Company must provide Schwab with an irrevocable, standby letter of credit, which will increase concurrently with each rent credit and sublease management fee payment made by Schwab up to $51,569 and then will decrease over the term of the Company’s obligation through September 2017. As of December 31, 2007, the standby letter of credit had a face amount of $51,569.

As of December 31, 2007, we had approximately $54,708 in pending acquisitions under outstanding notifications under formulated price contracts. Since formulated price agreements require the Company, with limited exceptions, to purchase all bank branches, subject to notification, that the counter parties determine to be surplus properties, the total contractual obligation under these agreements is not quantifiable. The Company is required to purchase properties at a formulated price typically based on the fair market value of the property as determined through an independent appraisal process, which values the property based on its highest and best use and its alternative use, and then applies a negotiated discount. Under these agreements, the Company is also required to assume the rights and obligations of the financial institution under leases pursuant to which the financial institution leases surplus bank branches. The Company assumes the obligations to pay rent under these leases. In exchange, the Company receives an amount typically equal to 25% to 35% of the future rental payments due under the leasehold interest acquired. Current agreements are renewable on an annual basis, and may be terminated upon 90 days prior written notice. The purchase of these properties or assumption of the leasehold interests is done on an “as-is” basis; however, the Company is not required to acquire properties with certain environmental or structural problems or with defects in title that render the property either unmarketable or uninsurable at regular rates or that materially reduce the value of the property or materially impair or restrict its contemplated use. If the Company subsequently discovers issues or problems related to the physical condition of a property, zoning, compliance with ordinances and regulations, or other significant problems, the Company typically has no recourse against the seller and the value of the property may be less than the amount paid for such property. Should the Company default on its purchase obligation, the Company would forfeit its initial deposit and any supplemental deposits made with the financial institution. In addition, with respect to the assumption of leasehold interests, the Company would be liable for any rental payments due under the leasehold interests. At December 31, 2007 and 2006, total deposits of $154 and $299, respectively, were held with financial institutions and included in prepaid expenses and other assets in the accompanying consolidated balance sheets. These deposits will be returned to the Company at the expiration date of the respective agreements.

The Company may be subject to claims or litigation in the ordinary course of business. When identified, these matters are usually referred to the Company’s legal counsel or insurance carriers. In the opinion of management, at December 31, 2007 there are no outstanding claims against the Company that would have a material adverse effect on the Company’s financial position or results of operations.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(16) Summary Quarterly Results (Unaudited)

The following is a summary of interim financial information as previously reported (in thousands, except per share data):

Year Ended December 31, 2007:	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Total revenues	$101,191	$100,002	$101,914	$92,432
Net (loss) income	$(17,913)	$14,138	$(22,782)	$(22,954)
(Loss) income allocated to common shares	$(17,913)	$14,138	$(22,782)	$(22,954)
Basic and diluted (loss) income per share	$(0.14)	$0.11	$(0.18)	$(0.18)

Year Ended December 31, 2006:	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Total revenues	$139,611	$141,679	$123,496	$108,939
Net (loss) income	$(23,408)	$13,457	$(56,183)	$45,536
(Loss) income allocated to common shares	$(23,408)	$13,457	$(56,183)	$45,536
Basic and diluted (loss) income	$(0.19)	$0.10	$(0.44)	$0.35

(17) Subsequent Event

On January 7, 2008, the Company and Gramercy filed a joint proxy statement with the Securities and Exchange Commission describing the merger agreement and also includes the Merger Agreement in its entirety. On February 13, 2008, the shareholders of the Company approved the Merger Agreement with Gramercy. The Company and Gramercy expect the merger to be consummated by the end of the first quarter of 2008.